Exhibit 10.10

FIRST AMENDMENT TO PROMISSORY NOTE

Effective Date: May 28, 2021

WHEREAS, on January 22, 2021, Software Acquisition Group Inc. III, a Delaware corporation (the “Maker”) entered into that certain Promissory Note (the “Promissory Note”) with Software Acquisition Holdings III LLC or its registered assigns or successors in interests (the “Payee”);

WHEREAS, capitalized terms used herein but not defined shall have their respective meanings as set forth in the Promissory Note;

WHEREAS, pursuant to Section 1 of the Promissory Note, the principal balance of the Note shall be payable by the Maker on the earlier of (i) May 31, 2021 or (ii) the date on which Maker consummates an initial public offering of its securities (the “Maturity Date”);

WHEREAS, pursuant to Section 13 of the Promissory Note, the Promissory Note, any amendment to the Promissory Note may be made with, and only with, the written consent of the Maker and the Payee;

WHEREAS, the Maker and the Payee now wish to enter into this First Amendment to the Promissory Note to extend the Maturity Date.

NOW, THEREFORE, in consideration of the foregoing, of the mutual promises contained herein and of other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto hereby agree to amend the Promissory Note as set forth herein.

1.          Amendment to Section 1 of the Promissory Note.  Section 1 of the Promissory Note is hereby amended and restated as follows:

1.          Principal.  The principal balance of this Note shall be payable by the Maker on the earlier of: (i) September 30, 2021 or (ii) the date on which Maker consummates an initial public offering of its securities. The principal balance may be prepaid at any time. Under no circumstances shall any individual, including but not limited to any officer, director, employee or shareholder of the Maker, be obligated personally for any obligations or liabilities of the Maker hereunder.

2.          Note.  The term “Note” as used in the Promissory Note shall hereafter mean the Promissory Note as amended by this Amendment.

3.          Effect of Amendment.  Except as specifically amended by this Amendment, the Promissory Note shall remain in full force and effect in accordance with all of the terms and conditions thereof and is hereby ratified and confirmed. The execution, delivery and performance of this Amendment will not, except as expressly provided herein, constitute a waiver of any provision of, or operate as a waiver of any right, power or remedy of the parties under, the Note or any other document relating to the Promissory Note.

4.          Miscellaneous.  THIS AMENDMENT SHALL BE CONSTRUED AND ENFORCED IN ACCORDANCE WITH THE LAWS OF NEW YORK, WITHOUT REGARD TO CONFLICT OF LAW PROVISIONS THEREOF.

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IN WITNESS WHEREOF, Maker and Payee, intending to be legally bound hereby, hereby consent to this amendment and have caused this amendment to be executed by the undersigned to be effective as of the day and year first above written.

Maker:

SOFTWARE ACQUISITION GROUP INC. III

By:	/s/ Jonathan S. Huberman
Name:	Jonathan S. Huberman
Title:	Chief Executive Officer

Payee:

SOFTWARE ACQUISITION HOLDINGS III LLC

By:	/s/ Jonathan S. Huberman
Name:	Jonathan S. Huberman
Title	Chief Executive Officer